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                                                               Exhibit 23(g)(iv)

                        AMENDMENT TO CUSTODIAN AGREEMENT

     THIS AMENDMENT is made as of October 14, 2005, by and between STREETTRACKS SERIES TRUST, a Massachusetts business trust (the "FUND") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "CUSTODIAN").

                                    RECITALS

     A. The Fund and the Custodian are parties to that certain Custodian Agreement dated as of September 22, 2000 (the "AGREEMENT") pursuant to which the Custodian was appointed custodian of the Fund's assets;

     B. The Fund and the Custodian wish to amend the terms of the Agreement as set forth herein; and

     C. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby jointly and severally acknowledged, the parties hereto agree as follows:

1. Amendment to Agreement. The Agreement is hereby amended to add the following new Section 2.5A:

     Section 2.5A. ALLOCATION OF DEPOSIT SECURITY SHORTFALLS. The Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the "NSCC") for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the "ETF CUSTODY CLIENTS"). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian's NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client's required amount (a "COMMON DEPOSIT SECURITY SHORTFALL"), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian's NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

2. No Other Modifications. Except to the extent amended hereby, the terms of the Agreement shall remain unchanged and unaffected hereby and shall remain in full force and effect to the extent of, and in accordance with, its terms.
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3. Governing Law. This Amendment shall be governed by, subject to and construed under the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

4. Counterparts. This Amendment may be signed in counterparts, which shall together with the Agreement constitute the original Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused to be duly executed this Amendment as of the day and year written above.

                                        STREETTRACKS SERIES TRUST


                                        By: /s/ James Ross
                                            ------------------------------------
                                        Name (printed): James Ross
                                                        ------------------------
                                                        James Ross

                                        Title:
                                               ---------------------------------
                                               President


                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Joseph L. Hooley
                                            ------------------------------------
                                            Joseph L. Hooley, Executive
                                            Vice President


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